SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-A/A-2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Beacon Properties Corporation
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Maryland                                 04-3224258
----------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


50 Rowes Wharf
Boston, Massachusetts                                     02110
----------------------------------------     -----------------------------------
(Address of Principal Executive Offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of Each Exchange on
Title of Class to be so Registered          Which Each Class is to be Registered
----------------------------------          ------------------------------------

Common Stock, $.01 par value                      New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

         Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         A description of the Common Stock of the Registrant is set forth in the Prospectus that constitutes part of the Form S-3 Registration Statement, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 14, 1996, Registration No. 333-02544 (the "Registration Statement"), as amended, which is incorporated herein by reference for all purposes.

         On October 31, 1996, the Board of Directors of the Registrant approved the First Amendment to the Registrant's Amended and Restated Bylaws to allow special meetings of stockholders to be called by stockholders holding at least a majority of the outstanding stock of the Registrant entitled to vote at the meeting, as now permitted by the Maryland General Corporation Law.


Item 2.  Exhibits
         --------

         The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

                  (1) The Registration Statement (Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-02544).

                  (2) Articles of Incorporation of Registrant, as amended (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
                           1994).

                  (3) Amended and Restated Bylaws of Registrant (Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-17237).

                  (4) First Amendment to Amended and Restated Bylaws of Registrant (Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-17237).

                  (5) Specimen of Registrant's Common Stock Certificate (Incorporated by reference to the Company's Registration Statement on Form 8-A, File No.001-12926).

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                Beacon Properties Corporation



                                             By: /s/ Robert J. Perriello
                                                 -------------------------------
                                                 Robert J. Perriello
                                                 Chief Financial Officer



December 23, 1996